Vitasti Signs Letter of Intent and Appoints Wind Energy Specialist to the Board of Directors

NEW YORK, March 31, 2006 (PRIMEZONE) -- Vitasti, Inc. (OTCBB:VITS) (the "Company") is pleased to announce that it has signed a Letter of Intent ("LOI") for the acquisition of all of the assets of Welwind Energy International Corporation ("WEI"). WEI's business model includes the development of wind power in mainland China, specifically the Guangdong and Lianoning Provinces which were recently visited in the Company's trip to China on March 16, 2006. Further details of this trip will be announced in an impending news release.

The Company would like to further announce the appointment of Mr. Shannon deDelley as a Director of Vitasti, Inc. As previously announced, the company retained Mr. deDelley, President of Windcor Power Systems (www.windcor.com), to act as a consultant for its recent due diligence trip to China. Mr. deDelley is currently a director of Welwind Energy International Corporation.

The Company further announces that the Board of Directors has elected not to proceed with the acquisition of Windblade Power Corp. The Board of Directors now feels that it is in the best interest of the company and its shareholders to not pursue the transaction, while the company considers its options for future projects in China.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT: Vitasti, Inc.
(604) 980-6693 OR (866) 677-2272
wind@vitasti.com
Shannon deDelley, Director
(403) 863-9341
shannon@windcor.com

Source: PrimeZone (March 31, 2006 - 9:00 AM EST)

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